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                                                                     EXHIBIT 1.3


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       PRUDENTIAL SECURITIES INCORPORATED

                  PRUDENTIAL SECURITIES INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the Corporation is Prudential Securities Incorporated and the name under which the Corporation was originally incorporated is Pru Holdings Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 19, 1981.

                  2. This Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of this Corporation by revising the dividend rights of the Common Stock.

                  3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                    ARTICLE I

                                      NAME

                  The name of the Corporation is Prudential Securities Incorporated.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is The Corporation Trust Company.

                                   ARTICLE III

                          CORPORATE PURPOSES AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  SECTION 1. Shares, Class and Series Authorized. The number of shares of capital stock which the Corporation shall have authority to issue is 2,000 shares of common stock of the par value of $1 each (hereinafter called "Common Stock"), and 1,000 shares of preferred stock of the par value of $1 each (hereinafter called "Preferred Stock").

                  SECTION 2. Preferences and Rights of the Classes of Capital Stock. The preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the capital stock are as follows:

                  (a) Except to the extent, if any, that a resolution of the Board of Directors establishing a series of Preferred Stock gives voting powers to the shares of such series, all voting powers shall be in the Common Stock and the holders of Common Stock shall be entitled to one vote per share.

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                  (b)      No shares of capital stock shall have any preemptive
or other rights to purchase additional shares of capital stock of any class or series or of any securities convertible into any such shares.

                  (c) The Preferred Stock may be issued from time to time in one or more series with such designation for each such series as shall be stated and expressed in the resolution or resolutions, of the Board of Directors providing for the issue of such series. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

                           (i) The voting powers, if any, of the holders of
stock of such series;

                           (ii) The rate per annum and the times at and
conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

                           (iii) The price or prices and the time or times at
and the manner in which the stock of such series shall be redeemable;

                           (iv) The rights to which the holders of stock of
such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (v) The terms, if any, upon which the stock of such
series shall be convertible into, or exchangeable for, stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                           (vi) Any other preferences and relative,
participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as restated, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  (d) All shares of Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

                  (e) While any Preferred Stock is outstanding, no dividend shall be paid or declared and no distributions shall be made on the Common Stock, other than a dividend payable in Common Stock, unless (i) all dividends on the Preferred Stock accrued for all past quarterly or longer specified dividend periods and for the current quarterly or longer specified dividend period shall have been paid or declared and provided for and (ii) all past sinking fund payments, if any, due with respect to all series of the Preferred Stock shall have been complied with. In addition, no dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital. The Board of Directors may declare and pay dividends and make distributions on the Common Stock from time to time as provided by law, subject to the foregoing.

                  (f) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the corporation, remaining after paying or providing for all liabilities, before any distribution or payment shall be made to the holders of Common Stock, the amount or amounts fixed for each outstanding series of Preferred Stock in the resolution or resolutions of the Board of Directors establishing such series, and all remaining assets shall be distributed pro rata among the holders of Common Stock.

                  SECTION 3.        Series A Preferred Stock.


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                  I.       Designation and Amount. The first series of the
Preferred Stock of this Corporation authorized by its Restated Certificate of Incorporation shall be designated as Series A Preferred Stock, par value $1 per share (hereinafter referred to as the Series A Preferred Stock), and 100 shares of the authorized but heretofore unissued shares of such Preferred Stock shall, upon resolution of the Board of Directors, be issued as shares of the Series A Preferred Stock.

                  II. Voting Rights. Except as otherwise expressly required by law, the Series A Preferred Stock shall have no voting rights.

                  III. Dividend Rights. (a) The dividend rate on the Series A Preferred Stock shall be $0.01 per share per annum, payable annually on the thirty-first day of May in each year. Dividends on shares of Series A Preferred Stock shall not be cumulative.

                  (b) The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of this Corporation legally available therefor, non-cumulative dividends at the rate per annum set forth above, and no more, payable on the date set forth above to holders of record on the date not exceeding 50 days preceding the date of such payment, fixed for the purpose by the Board of Directors in advance of such payment.

                  (c) No dividends shall be declared or paid or set apart for payment on shares of any series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends unless full dividends contemporaneously are declared and paid or declared and a sum sufficient therefor set apart for such payment on all of the outstanding Series A Preferred Stock for the dividend period terminating on the date of payment of such dividend. When dividends are not paid in full on the shares of Series A Preferred Stock and on all series of Preferred Stock on a parity with the Series A Preferred Stock, any dividend payments on such series shall be paid to holders of shares of all such series ratably in proportion to the respective sums which such holders would receive if all dividends thereon were declared and paid in full.

                  IV. Redemption. (a) This Corporation shall have the right to redeem the shares of Series A Preferred Stock at any time on and after the date such shares shall have been issued (the "Redemption Date"), either in whole or in part, at the price of $390,000 per share.

                  (b) In the event that less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors as fair and equitable.

                  (c) Notice of any redemption of shares of Series A Preferred Stock, specifying the time and place of redemption, shall be mailed to each holder of record of the shares to be redeemed, at his address of record, not more than 10 days nor less than 2 days prior to the Redemption Date; if less than all the shares owned by such stockholders are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed.

                  (d) Unless default be made in the payment of the redemption price, all rights of the holders of such shares as stockholders of this Corporation by reason of the ownership of such shares, shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares, on presentation and surrender of the respective certificates representing such shares, and such shares shall not after the Redemption Date be deemed to be outstanding. In case less than all the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  V. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up (whether voluntary or involuntary) of this Corporation, the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of this Corporation, before any payment or distribution shall be made on the Common Stock or on any other class or series of stock ranking junior to the Series A Preferred Stock as to assets, in cash, the amount of $390,000 per share.


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                  (b)      The sale, conveyance, exchange or transfer (for cash,
shares of stock, securities or other consideration) of all or substantially all of the property and assets of this Corporation shall be deemed a voluntary dissolution, liquidation or winding up of this Corporation for the purposes of this Section IV, but the merger or consolidation of this Corporation into or with any other corporation or merger or consolidation of any other corporation into or with this Corporation, shall not be deemed to be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section IV.

                  (c) After the payment to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of this Corporation.

                  (d) If the assets distributable on such dissolution, liquidation or winding up, whether voluntary or involuntary, which are available for distribution to the holders of the Series A Preferred Stock, shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, such assets or the proceeds thereof shall be distributed among such holders ratably.

                  VI. Other Series of the Preferred Stock. So long as any shares of the Series A Preferred Stock remain outstanding, this Corporation shall have the right, without the consent of the holders of any of such outstanding shares, to create any series of the Preferred Stock ranking senior, as to the right to receive assets in liquidation or the right to receive dividends, to the Series A Preferred Stock.

                  SECTION 4.        Series B Preferred Stock.

                  I. Designation and Amount. The second series of the Preferred Stock of this Corporation authorized by its Restated Certificate of Incorporation shall be designated as Series B Preferred Stock, par value $1.00 per share (hereinafter referred to as the Series B Preferred Stock), and 100 shares of the authorized but heretofore unissued shares of such Preferred Stock shall, upon resolution of the Board of Directors, be issued as shares of the Series B Preferred Stock.

                  II. Voting Rights. Except as otherwise expressly required by law, the Series B Preferred Stock shall have no voting rights.

                  III. Dividends Rights. (a) The dividend rate on the Series B Preferred Stock shall be Prudential Funding Corporation's announced monthly lending rate of interest charged for loans to finance equity investments in affiliated companies, payable monthly on the sixth business day of each month. Dividends on shares of Series B Preferred Stock shall be cumulative.

                  (b) The holders of the Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of this Corporation legally available therefor, cumulative dividends at the rate per annum set forth above, and no more, payable on the date set forth above to holders of record on the date not exceeding 50 days preceding the date for such payment, fixed for the purpose by the Board of Directors in advance of such payment.

                  (c) No dividends shall be declared or paid or set apart for payment on shares of any series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends unless full dividends contemporaneously are declared and paid or declared and a sum sufficient therefore set apart for such payment on all of the outstanding Series B Preferred Stock for the dividend period terminating on the date of payment of such dividend. When dividends are not paid in full on the shares of Series B Preferred Stock and on all series of Preferred Stock on a parity with the Series B Preferred Stock, any dividend payments on such series shall be paid to the holders of shares of all such series ratably in proportion to the respective sums which such holders would receive if all dividends thereon were declared and paid in full.

                  IV. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up (whether voluntary or involuntary) of this Corporation, the holders of the shares of Series B Preferred Stock shall be entitled to receive out of the assets of this Corporation, before any payment or distribution shall be made on the Common Stock or any other class or



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series of stock ranking junior to the Series B Preferred Stock as to assets, in cash, the amount of $10 million per share plus dividends accrued or in arrears.

                  (b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of this Corporation shall be deemed a voluntary dissolution, liquidation or winding up of this Corporation for the purposes of this Section IV, but the merger or consolidation of this Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with this Corporation, shall not be deemed to be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section IV.

                  (c) After the payment to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of this Corporation.

                  (d) If the assets distributable on such dissolution, liquidation or winding up, whether voluntary or involuntary, which are available for distribution to the holders of the Series B Preferred Stock, shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, such assets or the proceeds thereof shall be distributed among such holders ratably.

                  V. Other Series of the Preferred Stock. So long as any shares of the Series B Preferred Stock remain outstanding, this Corporation shall have the right, without the consent of the holders of any of such outstanding shares, to create any series of the Preferred Stock ranking senior, as to the right to receive assets in liquidation or the right to receive dividends, to the Series B Preferred Stock. The Series B Preferred Stock shall rank on a parity as to dividend and liquidation rights with the Series A Preferred Stock.

                                  ARTICLE V

                   RIGHT OF CORPORATION TO PURCHASE SHARES
                     OF COMMON STOCK FROM HOLDERS THEREOF

                  SECTION 1. When Rights Arise. All shares of Common Stock shall be held subject to the conditions and restrictions set forth in this Certificate of Incorporation, the provisions of which shall apply equally to original holders and to transferees, and each holder of Common Stock by acceptance of a stock certificate therefor agrees with the Corporation and with each other holder of Common Stock, in consideration of such agreement by each such other holder, to such conditions and restrictions, including the following:

                  (a) In the event any holder who is required to be approved by the constitution or rules of the New York Stock Exchange, Inc. or any other securities exchange, board of trade, commodities exchange, clearing corporation or association, or similar institution on which the Corporation has membership privileges (collectively referred to as the "Exchange") fails or ceases to be so approved, the Corporation shall have the right and option to purchase or convert to a fixed income security such number of shares of Common Stock from such holder as is necessary to reduce the number of shares of voting stock owned by such holder to one share below the level requiring such approval, such right of purchase or purchase or conversion to be for a period of 45 days from the date on which the Corporation first becomes aware of the fact that such holder has failed or ceased to be so approved.

                  (b) In the event that any parent of the Corporation within the meaning of the constitution and rules of the Exchange fails or ceases to satisfy the requirements of such constitution or rules with respect to a parent, the Corporation shall have the right and option to purchase or convert to a fixed income security such number of shares of Common Stock from such parent as is necessary to reduce the number of shares of voting stock owned by such parent below the level which enables such parent to exercise a controlling influence over the management or policies of the Corporation, such right of purchase or conversion to be for a period of 45 days from the date on which the Corporation was advised that such parent ceased to satisfy such constitution or rules.

                  (c) In the event that any holder required to be approved by the constitution and rules of the Exchange proposes to sell or otherwise dispose of his shares of Common



                                      -5-
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Stock, such holder shall notify the Corporation in writing to that effect, stating the number of shares proposed to be sold or otherwise disposed of, the name of the proposed purchaser or transferee, and the proposed sale price; and the Corporation shall have the right and option for 10 days after such notice to purchase all or any part of the shares so proposed to be sold, or if such holder fails to give such notice, the Corporation shall have the same right of purchases exercisable against the transferee for 10 days after it first is aware of any such sale of shares by such beneficial owner.

                  SECTION 2. Consideration to be Paid and Method of Exercising the Corporation's Right to Purchase. The consideration to be paid for shares of Common Stock and the method of exercising any right or option to purchase such shares pursuant to Article V shall be determined by the Board of Directors. Any dispute concerning the consideration for the Common Stock or method of exercising the right to purchase the Common Stock shall be submitted for arbitration to the New York Stock Exchange, Inc.

                                  ARTICLE VI

                         POWERS OF BOARD OF DIRECTORS

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) Except as otherwise provided in the bylaws of the Corporation adopted by the incorporators, stockholders or Board of Directors, to make, alter, amend or repeal the bylaws of the corporation. Any bylaw made by the incorporators, stockholders or Board of Directors may be altered, amended or repealed by the holders of Common Stock at any annual meeting or at any special meeting called for the purpose, but only upon obtaining the vote provided for in the bylaws.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To determine the use and disposition of any surplus and net profits of the Corporation, including the required amount of working capital, and to set apart out of any funds of the Corporation, whether or not available for dividends, such reserve or reserves as is deemed necessary for any proper purpose and to reduce or abolish any such reserve.

                  (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees consisting of two or more directors, which, to the extent provided in the resolution designating the committee or in the bylaws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; and to designate, by resolution passed by a majority of the whole Board, one or more committees consisting of one or more directors and one or more persons who are not directors, which shall have such advisory functions as the Board may determine. Such committee or committees shall have such name or names as may be provided in the bylaws or as may be determined from time to time by resolution of the Board of Directors.

                  (e) To adopt pension, profit sharing or retirement plans or arrangements. No such plan, which is not at the time of adoption unreasonable or unfair, shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit.

                  (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and to the bylaws.

                                 ARTICLE VII

                            ELECTION OF DIRECTORS



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                  Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

                COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                      AND ITS CREDITORS OR STOCKHOLDERS

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors, or class of creditors and/or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  4. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

                  IN WITNESS WHEREOF, said Prudential Securities Incorporated has caused this Certificate to be signed by Nathalie P. Maio, its Senior Vice President, and attested to by Kathleen B. Maguire, its Assistant Secretary, this 25th day of March, 1993.


                                          PRUDENTIAL SECURITIES INCORPORATED


                                          By: /S/ Nathalie P. Maio
                                              -------------------------
                                                  Nathalie P. Maio
                                                  Senior Vice President


ATTEST:



By:  /S/ Kathleen B. Maguire
     --------------------------
         Kathleen B. Maguire
         Assistant Secretary





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                              State of Delaware

                       Office of the Secretary of State

                         ---------------------------

                  I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "PRUDENTIAL SECURITIES INCORPORATED" FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MARCH, A.D. 1993, AT 10 O'CLOCK A.M.

                  A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                             * * * * * * * * * *




                                         /S/ William T. Quillen
                                         ----------------------
                                         William T. Quillen, Secretary of State
                                         AUTHENTICATION:   *3838589
                                         DATE:   03/29/1993